                                                                    EXHIBIT m(2)



                                DISTRIBUTION PLAN
                                       OF
                                 AIM SUMMIT FUND


SECTION 1. AIM Summit Fund (the "Fund") may act as a distributor of its Shares (the "Shares"), pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act"), according to the terms of this Distribution Plan (the "Distribution Plan").

SECTION 2. The Fund may incur, pursuant to the terms of this Distribution Plan, expenses at the rates of .30% per annum of the average daily net assets of Shares, subject to any applicable limitations imposed from time to time by applicable rules of the National Association of Securities Dealers, Inc.

SECTION 3. Amounts set forth in Section 2 may be used to finance any activity which is primarily intended to result in the sale of the Shares, including, but not limited to, expenses of organizing and conducting sales seminars, advertising programs, finders fees, printing of prospectuses and statements of additional information (and supplements thereto) and reports for other than existing shareholders, preparation and distribution of advertising material and sales literature, overhead, supplemental payments to dealers and other institutions as asset-based sales charges. Amounts set forth in Section 2 may also be used to finance payments of service fees under a shareholder service arrangement to be established by A I M Distributors, Inc. ("Distributors") as the Fund's distributor in accordance with Section 4, and the costs of administering the Distribution Plan. To the extent that amounts paid hereunder are not used specifically to reimburse Distributors for any such expense, such amounts may be treated as compensation for Distributors' services. All amounts expended pursuant to the Distribution Plan shall be paid to Distributors and are the legal obligation of the Fund and not of Distributors. That portion of the amounts paid under the Distribution Plan that is not paid to or paid or advanced by Distributors to dealers or other institutions for providing personal continuing shareholder service as a service fee pursuant to Section 4 shall be deemed an asset-based sales charge. No provision of this Distribution Plan shall be interpreted to prohibit any payments by the Fund during periods when the Fund has suspended or otherwise limited sales.

SECTION 4. (a) Amounts expended by the Fund under the Distribution Plan shall be used in part for the implementation by Distributors of shareholder service arrangements with respect to the Shares, AIM Summit Investors Plans I and AIM Summit Investors Plans II (the "Plans"). The maximum service fee paid to any service provider shall be twenty-five one-hundredths of one percent (0.25%) per annum of the average daily net assets, attributable to the Shares beneficially owned by the customers of such service provider.

              (b) Pursuant to this program, Distributors may enter into agreements substantially in the form attached hereto as Exhibit A ("Service Agreements") with such broker-dealers or other entities, including Distributors ("Dealers"), as may be selected from time to time by Distributors for the provision of


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              personal shareholder services in connection with the Shares or
              Plans to the Dealers' clients and customers ("Customers") who may from time to time directly or beneficially own Shares. The personal continuing shareholder services to be rendered by Dealers under the Service Agreements may include, but shall not be limited to, the following: (i) distributing sales literature; (ii) answering routine Customer inquiries concerning the Fund and the Shares; (iii) assisting Customers in changing dividend options, account designations and addresses and enrolling into any of several retirement plans offered; (iv) assisting in the establishment and maintenance of customer accounts and records, and in the processing of purchase and redemption transactions; (v) investing dividends and capital gains distributions automatically in Shares; and (vi) providing such other information and services as the Fund or the Customer may reasonably request.

              (c) Distributors, as agent of the Fund may also enter into a Shareholder Service Agreement with Distributors, acting as principal substantially in the form attached hereto as Exhibit B. Distributors, acting as principal will provide some or all of the shareholder services to Fund shareholders for which Distributors is the broker of record, as set forth in such Agreement.

SECTION 5. Any amendment to this Plan that requires the approval of the holders of the Shares pursuant to Rule 12b-1 under the 1940 Act shall become effective as to the Shares upon the approval of such amendment by a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Fund, provided that the Board of Directors of the Fund has approved such amendment in accordance with the provisions of Section 6 of this Distribution Plan.

SECTION 6. This Distribution Plan, any amendment to this Distribution Plan and any agreements related to this Distribution Plan shall become effective immediately upon the receipt by the Fund of both (a) the affirmative vote of a majority of the Board of Directors of the Fund, and (b) the affirmative vote of a majority of those directors of the Fund who are not "interested persons" of the Fund (as defined in the 1940 Act) and have no direct or indirect financial interest in the operation of this Distribution Plan or any agreements related to it (the "Disinterested Directors"), cast in person at a meeting called for the purpose of voting on this Distribution Plan or such agreements. Notwithstanding the foregoing, no such amendment that requires the approval of the shareholders of the Shares shall become effective as to the Shares until such amendment has been approved by the shareholders of the Shares in accordance with the provisions of Section 5 of this Distribution Plan.

SECTION 7. Unless sooner terminated pursuant to Section 9, this Distribution Plan shall continue in effect until June 30, 2001, and thereafter shall continue in effect so long as such continuance is specifically approved, at least annually, in the manner provided for approval of this Distribution Plan in Section 6.

SECTION 8. Distributors shall provide to the Fund's Board of Directors and the Board of Directors shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.


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SECTION 9.    This Distribution Plan may be terminated at any time by vote of a majority of the Disinterested Directors, or by vote of a majority of the outstanding voting securities of the Shares. If this Distribution Plan is terminated, the obligation of the Fund to make payments pursuant to this Distribution Plan will also cease and the Fund will not be required to make any payments beyond the termination date even with respect to expenses incurred prior to the termination date.

SECTION 10. Any agreement related to this Distribution Plan shall be made in writing, and shall provide:

              (a) that such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Disinterested Directors or by a vote of the outstanding voting securities of the Fund attributable to the Shares, on not more than sixty (60) days' written notice to any other party to the agreement; and

              (b) that such agreement shall terminate automatically in the event of its assignment.

SECTION 11. This Distribution Plan may not be amended to increase materially the amount of distribution expenses provided for in Section 2 hereof unless such amendment is approved in the manner provided in
              Section 5 hereof, and no material amendment to the Distribution Plan shall be made unless approved in the manner provided for in
              Section 6 hereof.


                                              AIM SUMMIT FUND

                                              By: /s/ ROBERT H. GRAHAM
                                                 -------------------------------
                                                   President


                                              Attest: /s/ P. MICHELLE GRACE
                                                     ---------------------------
                                                     Assistant Secretary


                                              Effective as of July 24, 2000.
                                                             --------


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                                                                       EXHIBIT A

                          SHAREHOLDER SERVICE AGREEMENT
                               OF AIM SUMMIT FUND,
                        AIM SUMMIT INVESTORS PLANS I AND
                          AIM SUMMIT INVESTORS PLANS II


         This Shareholder Service Agreement (the "Agreement") has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act") by AIM Summit Fund (the "Fund"), under a Distribution Plan of the Fund (the "Distribution Plan") adopted pursuant to said Rule. This Agreement, being made between A I M Distributors, Inc. (referred to alternatively below as "AIM Distributors," "we," or "us"), solely as agent for the Fund, and the undersigned authorized dealer, defines the services to be provided by the authorized dealer for which it is to receive payments pursuant to the Distribution Plan adopted by the Fund. The Distribution Plan and the Agreement have been approved by a majority of the trustees of the Fund, including a majority of the trustees who are not interested persons of the Fund, and who have no direct or indirect financial interest in the operation of the Distribution Plan or related agreements (the "Disinterested Trustees"), by votes cast in person at a meeting called for the purpose of voting on the Distribution Plan. Such approval included a determination that in the exercise of their reasonable business judgment and in light of their fiduciary duties, there is a reasonable likelihood that the Distribution Plan will benefit such Fund and its shareholders.

1. To the extent that you provide continuing personal shareholder services to customers who may, from time to time, directly or beneficially (through AIM Summit Investors Plans I ("Plans I") and AIM Summit Investors Plans II ("Plans II")) own shares of the Fund, including but not limited to, distributing sales literature; answering routine customer inquiries regarding the Fund, Plans I or Plans II; assisting customers in changing dividend options, account designations and addresses, and in enrolling into investment plans offered in connection with the purchase of the Fund's shares; assisting in the establishment and maintenance of customer accounts and records and in the processing of purchase and redemption transactions; investing dividends and capital gains distributions automatically in shares; and providing such other services as the Fund or the customer may reasonably request, we, solely as agent for the Fund, shall pay you a fee periodically or arrange for such fee to be paid to you.

2. The fee paid with respect to shares of the Fund will be calculated at the end of each calendar quarter at the annual rate of 0.085% per annum on shares held through AIM Summit Investors Plans I and 0.25% per annum on all other shares as applied to the average daily net asset value of such shares for each account for the quarter for which your firm is the dealer of record at the close of business on the last business day of the applicable quarter.

3. The total of the fees shall be paid to you within 45 days after the close of each calendar quarter.

4. We reserve the right to withhold payment with respect to the shares purchased by you and redeemed or repurchased by the Fund or by us as Agent within seven (7) business days after the date of our confirmation of such purchase. We reserve the right at anytime to impose minimum fee payment requirements before any periodic payments will be made to you hereunder.

5. You shall furnish us and the Fund with such information as shall reasonably be requested either by the trustees of the Fund or by us with respect to the fees paid to you pursuant to this Agreement.

6. We may enter into other similar Shareholder Service Agreements with any other person without your consent.

7. This Agreement may be amended at any time without your consent by AIM Distributors mailing a copy of an amendment to you at the address set forth below. Such amendment shall become effective on the date specified in such amendment unless you elect to terminate this Agreement within thirty (30) days of your receipt of such amendment.

8. This Agreement may be terminated at any time without payment of any penalty by the vote of a majority of the trustees of the Fund who are Disinterested Trustees or by a vote of a majority of the Fund's outstanding Shares, on sixty (60) days' written notice. It will be terminated by any act which terminates either the Dealer Agreement regarding Plans I or Plans II between your firm and us or the Distribution Plan, and in any event, it shall terminate automatically in the event of its assignment as that term is defined in the 1940 Act.

9. The provisions of the Distribution Agreement between the Fund and us, insofar as they relate to the Distribution Plan, are incorporated herein by reference. This Agreement shall become effective upon execution and delivery hereof and shall continue in full force and effect as long as the continuance of the Distribution Plan and this related Agreement are approved at least annually by a vote of the trustees, including a majority of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting thereon. All communications to us should be sent to the address of AIM Distributors as shown at the bottom of this Agreement. Any notice to you shall be duly given if mailed or transmitted by facsimile to you at the address specified by you below.

10. You represent that you provide to your customers who own shares of the Fund directly or through Plans I and Plans II personal services as defined from time to time in applicable regulations of the National Association of Securities Dealers, Inc., and that you will continue to accept payments under this Agreement only so long as you provide such services.

11. This Agreement shall be construed in accordance with the laws of the State of Texas.


                                       A I M DISTRIBUTORS, INC.

                                       By:
                                          --------------------------------------
                                       Date:
                                            ------------------------------------

The undersigned agrees to abide by the foregoing terms and conditions:


                                       -----------------------------------------
                                       Dealer's Name

                                       -----------------------------------------
                                       Street Address

                                       -----------------------------------------
                                       City, State and ZIP Code

                                       -----------------------------------------
                                       Telephone Number

                                       -----------------------------------------
                                       Facsimile Number


                                       By:
                                          --------------------------------------

                                       Title:
                                             -----------------------------------

                                       -----------------------------------------
                                       Signature

                                       Date:
                                            ------------------------------------



Please sign both copies and return one copy to:

         A I M Distributors, Inc.
         11 Greenway Plaza, Suite 100
         Houston, Texas 77046-1173

                                                                       EXHIBIT B

                          SHAREHOLDER SERVICE AGREEMENT
                               OF AIM SUMMIT FUND,
                        AIM SUMMIT INVESTORS PLANS I AND
                          AIM SUMMIT INVESTORS PLANS II


         This Shareholder Service Agreement (the "Agreement") has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act") by AIM Summit Fund (the "Fund"), under a Distribution Plan of the Fund (the "Distribution Plan") adopted pursuant to said Rule. This Agreement, being made between A I M Distributors, Inc., acting solely as agent for the Fund and referred to in that capacity below as "Distributor," and A I M Distributors, Inc., as an authorized dealer and referred to in that capacity as "Broker," defines the services to be provided by the authorized dealer for which it is to receive payments pursuant to the Distribution Plan adopted by the Fund. The Distribution Plan and the Agreement have been approved by a majority of the trustees of the Fund, including a majority of the trustees who are not interested persons of the Fund, and who have no direct or indirect financial interest in the operation of the Distribution Plan or related agreements (the "Disinterested Trustees"), by votes cast in person at a meeting called for the purpose of voting on the Distribution Plan. Such approval included a determination that in the exercise of their reasonable business judgment and in light of their fiduciary duties, there is a reasonable likelihood that the Distribution Plan will benefit such Fund and its shareholders.

1. To the extent that Broker provides continuing personal shareholder services to customers who may, from time to time, directly or beneficially (through AIM Summit Investors Plans I ("Plans I") and AIM Summit Investors Plans II ("Plans II")) own shares of the Fund, including but not limited to, distributing sales literature; answering routine customer inquiries regarding the Fund, Plans I or Plans II; assisting customers in changing dividend options, account designations and addresses, and in enrolling into investment plans offered in connection with the purchase of the Fund's shares; assisting in the establishment and maintenance of customer accounts and records and in the processing of purchase and redemption transactions; investing dividends and capital gains distributions automatically in shares; and providing such other services as the Fund or the customer may reasonably request, Distributor, solely as agent for the Fund, shall pay Broker a fee periodically or arrange for such fee to be paid to Broker.

2. The fee paid with respect to shares of the Fund will be calculated at the end of each calendar quarter at the annual rate of 0.10% per annum on shares held through AIM Summit Investors Plans I and 0.25% per annum on all other shares as applied to the average daily net asset value of such shares for each account for the quarter for which Broker is the dealer of record at the close of business on the last business day of the applicable quarter and 0.015% per annum on shares held through AIM Summit Investors Plans I for which Broker is not the dealer of record at the close of business on the last business day of the applicable quarter.

3. The total of the fees shall be paid to Broker within 45 days after the close of each calendar quarter.

4. Distributor reserves the right to withhold payment with respect to the shares purchased by Broker and redeemed or repurchased by the Fund or by Distributor as Agent within seven (7) business days after the date of our confirmation of such purchase. Distributor reserves the right at anytime to impose minimum fee payment requirements before any periodic payments will be made to Broker hereunder.

5. This Agreement does not require any broker-dealer to provide transfer agency and recordkeeping related services as nominee for its customers.

6. Broker shall furnish Distributor and the Fund with such information as shall reasonably be requested either by the trustees of the Fund or by Distributor with respect to the fees paid to Broker pursuant to this Agreement.

7. Distributor shall furnish the trustees of the Fund, for their review on a quarterly basis, a written report of the amounts expended under the Distribution Plan by Distributor and the purposes for which such expenditures were made.

8. This Agreement may be amended at any time without Broker's consent by AIM Distributors mailing a copy of an amendment to Broker at the address set forth below. Such amendment shall become effective on the date specified in such amendment unless Broker elects to terminate this Agreement within thirty (30) days of Broker's receipt of such amendment.

9. This Agreement may be terminated at any time without payment of any penalty by the vote of a majority of the trustees of the Fund who are Disinterested Trustees or by a vote of a majority of the Fund's outstanding Shares, on sixty (60) days' written notice. It will be terminated by any act which terminates the Distribution Plan, and in any event, it shall terminate automatically in the event of its assignment as that term is defined in the 1940 Act.

10. The provisions of the Distribution Agreement between the Fund and Distributor, insofar as they relate to the Distribution Plan, are incorporated herein by reference. This Agreement shall become effective upon execution and delivery hereof and shall continue in full force and effect as long as the continuance of the Distribution Plan and this related Agreement are approved at least annually by a vote of the trustees, including a majority of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting thereon. All communications to Distributor should be sent to the address shown at the bottom of this Agreement. Any notice to Broker shall be duly given if mailed or transmitted by facsimile to Broker at the address specified by Broker below.

11. Broker represents that it provides to its customers who own shares of the Fund, directly or through Plans I and Plans II, personal services as defined from time to time in applicable regulations of the National Association of Securities Dealers, Inc., and that Broker will continue to accept payments under this Agreement only so long as it provides such services.

12. This Agreement shall be construed in accordance with the laws of the State of Texas.


                                      A I M DISTRIBUTORS, INC.

                                      By:
                                         ---------------------------------------
                                      Date:
                                           -------------------------------------

The undersigned agrees to abide by the foregoing terms and conditions:


                                      A I M Distributors, Inc.
                                      ------------------------------------------
                                      Dealer's Name

                                      11 Greenway Plaza, Suite 100
                                      ------------------------------------------
                                      Street Address

                                      Houston, Texas 77046
                                      ------------------------------------------
                                      City, State and ZIP Code

                                      (800) 347 - 1919
                                      ------------------------------------------
                                      Telephone Number

                                      (713) 993 - 9185
                                      ------------------------------------------
                                      Facsimile Number


                                      By:
                                         ---------------------------------------

                                      Title:
                                            ------------------------------------

                                      ------------------------------------------
                                      Signature

                                      Date:
                                           -------------------------------------

Please sign both copies and return one copy to:

         A I M Distributors, Inc.
         11 Greenway Plaza, Suite 100
         Houston, Texas 77046-1173